UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

Build-A-Bear Workshop, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	001-32320 ------------------- (Commission File Number)	43-1883836 --------------------------- (IRS Employer Identification No.)

415 South 18th St., St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63103 ------------------ (Zip Code)

(314) 423-8000
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(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)          On April 12, 2022, the Compensation and Development Committee (the “Committee”) of the Board of Directors of Build-A-Bear Workshop, Inc. (the “Company”) adjusted the compensation for each of Company’s named executive officers (the “Executive Officers”), other than the President and Chief Executive Officer.  At the recommendation of the Committee, the Board of Directors ratified and approved the President and Chief Executive Officer’s compensation.

These compensation adjustments included base salary adjustments for the Company’s Executive Officers, determination of the 2022 annual bonus program performance objectives, and approval of the 2022 long-term incentive compensation grants, each of which is described below.

2022 Base Salary Adjustments

The adjusted annual base salaries for the Company’s Executive Officers are:

Name/Position	Adjusted Annual Base Salary
Sharon John, President and Chief Executive Officer	$764,800
Voin Todorovic, Chief Financial Officer	$427,100
Jennifer Kretchmar, Chief Digital and Merchandising Officer	$452,700
J. Christopher Hurt, Chief Operations and Experience Officer	$447,700
Eric Fencl, Chief Administrative Officer, General Counsel and Secretary	$361,600

2022 Annual Bonus Program

The Committee established the 2022 performance objectives for the range of cash bonuses that may be paid under the Build-A-Bear Workshop, Inc. 2020 Omnibus Incentive Plan (the “Omnibus Plan”) to each of the Executive Officers in accordance with the terms of the Company’s cash bonus program for its Executive Officers (the “Cash Bonus Program”). The Base Bonus Calculation for each of the Executive Officers for 2022 is determined by multiplying the 2022 Base Bonus Payout Target (set forth below) by his or her eligible base salary (which excludes items such as relocation allowances, bonuses, stock options exercises, vesting of restricted stock, performance-based long-term cash program payments, and compensation not received during a leave of absence):

Name	Base Bonus Payout Target
Sharon John	100%
Voin Todorovic	50%
Jennifer Kretchmar	50%
J. Christopher Hurt	50%
Eric Fencl	50%

The Committee established specific profitability and revenue targets. If the Company achieves at least the threshold consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”), the Executive Officer will earn between 18.75% and 150% (the “Profitability Percentage of Base Bonus Calculation”) of the Base Bonus Calculation. If the Company (i) achieves at least a specified EBITDA, and (ii) achieves at least the threshold total revenues, the Executive Officer will earn between 6.25% and 50% (the “Revenue Percentage of Base Bonus Calculation”) of the Base Bonus Calculation. If the Company achieves at least a specified EBITDA and certain specified operational objectives are also attained, the sum of the Profitability Percentage of Base Bonus Calculation and the Revenue Percentage of Base Bonus Calculation will be increased by up to an additional 25% (the “Objectives Modifier”); provided, however, that (i) the Objectives Modifier cannot increase the sum of the Profitability Percentage of Base Bonus Calculation and the Revenue Percentage of Base Bonus Calculation to exceed 100%, and (ii) the total amount earned cannot exceed 200% of an Executive Officer’s Base Bonus Calculation. Consolidated EBITDA and Total Revenues results that fall between any of the achievement levels set forth in the Cash Bonus Program will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to increase or reduce the otherwise applicable Percentage of Base Bonus Calculation for each achievement level.

The foregoing summary of the Cash Bonus Program is qualified in its entirety by reference to the description of such program filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

2022 Long-Term Incentive Compensation

Utilizing market data compiled by the Committee’s compensation consultant, the Committee determined the market value of the total long-term incentive program awards (“LTI Market Value”) for each Executive Officer, payable pursuant to the terms of the Omnibus Plan. For Sharon John, the President and Chief Executive Officer, the resulting awards were then made 70% in three-year performance-based restricted stock and 30% in time-based restricted stock. For Executive Officers other than the President and Chief Executive Officer, the resulting awards were then made 50% in three-year performance-based restricted stock and 50% in time-based restricted stock. These awards were as follows:

Name	Target Number of Shares of Three-Year Performance- Based Restricted Stock	Number of Shares of Time- Based Restricted Stock

Sharon John	48,530	20,799

Voin Todorovic	8,319	8,319

Jennifer Kretchmar	8,319	8,319

J. Christopher Hurt	8,319	8,319

Eric Fencl	7,626	7,626

The target number of shares of three-year performance-based restricted stock awarded to the President and Chief Executive Officer was derived by dividing 70% of her LTI Market Value by the closing sale price of the Company’s common stock on the New York Stock Exchange on April 12, 2022 and rounding the resulting number to the closest whole number. The target number of shares of three-year performance-based restricted stock awarded to each other Executive Officer was derived by dividing 50% of his or her LTI Market Value by the closing sale price of the Company’s common stock on the New York Stock Exchange on April 12, 2022 and rounding the resulting number to the closest whole number. The number of three-year performance-based restricted stock shares, if any, that will be earned by the Executive Officers will be calculated by multiplying the Target Number of Shares of Three-Year Performance-Based Restricted Stock noted in the table above by the Total Earned Percentage (defined below) based on the Company’s achievement of profitability and revenue goals for fiscal 2022, fiscal 2023 and fiscal 2024. The three-year performance-based restricted stock that is earned, if any, will vest on April 30, 2025.

The Committee established specific profitability and revenue objectives for the fiscal 2022, 2023 and 2024 performance period and assigned a weighting to each objective. Profitability will be measured by the Company’s achievement of EBITDA growth goals, by meeting established compound annual growth rate targets. Revenue will be measured by the Company’s achievement of revenue growth, by meeting established compound annual growth rate targets for total revenues. The Total Earned Percentage (“Total Earned Percentage”) of the performance-based stock will be determined by adding the percent of target number of shares for each performance objective based on the Company’s achievement level of each performance objective over the three-year period multiplied by the weighting assigned to each objective. For the three-year performance period, the profitability objective will be weighted 75% and the revenue objective, which is subject to a threshold profitability rate in order to be counted, will be weighted 25%. Consolidated financial results that fall between any of the established achievement levels will be interpolated between the applicable achievement levels, in the sole discretion of the Committee. This discretion includes the ability to increase or reduce the otherwise applicable percentage of target number of shares or payout amount earned, as applicable, for each achievement level.

The number of shares of time-based restricted stock awarded to each Executive Officer was derived by dividing 30% of the President and Chief Executive Officer’s LTI Market Value or, for the other Executive Officers, 50% of his or her LTI Market Value by the closing sale price of the Company’s common stock on the New York Stock Exchange on April 12, 2022 and rounding the resulting number to the closest whole number that is divisible by three. The time-based restricted stock vests as follows: one-third on April 30, 2023, one-third on April 30, 2024 and one-third on April 30, 2025.

The terms of the 2022 time-based and performance-based restricted stock are as set forth in the relevant portions of the Company’s form of Restricted Stock Agreement (the “Award Agreement”). Vesting is accelerated, in certain circumstances, upon a change in control, upon death or termination of employment with the Company due to disability, subject to the terms set forth in the Award Agreement. Time-based restricted stock carries voting and dividend rights from the date of grant, but the payment of any such dividends are deferred until the shares to which such dividends are attributable vest. Holders of performance-based restricted stock are entitled to voting and dividend rights only upon satisfaction of applicable performance criteria. The summary of the terms of the time-based and performance based restricted stock herein is qualified in its entirety by reference to the terms set forth in the form of the Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Each of the performance-based restricted stock awards described herein is subject to reimbursement or forfeiture in the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under securities laws, and in any event, in accordance with the terms of any Company recoupment policy that may be adopted pursuant to the rules and regulations of the Commission or New York Stock Exchange.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Description of Build-A-Bear Workshop, Inc. Cash Bonus Program for C-Level Employees

10.2
Form of Restricted Stock Agreement under the Registrant’s 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K, filed on April 16, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: April 15, 2022	By:	/s/ Eric R. Fencl
	Name:	Eric R. Fencl
Title: Chief Administrative Officer
General Counsel and Secretary